UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2013

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Progenics Pharmaceuticals, Inc. (NASDAQ:PGNX) today announced that it has completed enrollment of chemotherapy experienced patients in its Phase II trial to assess the anti-tumor activity and tolerability of its antibody drug conjugate candidate, PSMA ADC, in patients with metastatic castrate resistant prostate cancer.  The company has also initiated treatment in an additional trial cohort, now enrolling, of chemotherapy naive patients who have progressed on hormonal therapies.

Progenics separately announced that findings from a Phase I study of its Molecular Insight subsidiary's imaging agent candidate, 1404, were presented today at the 14th Annual Meeting of the Society of Urologic Oncology being held in Rockville, Maryland.

Copies of the company's press releases are included in this Report as Exhibits 99.1 and 2, and the information contained therein is incorporated into this Item 8.01 by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated December 6, 2013.

99.2	Press Release dated December 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.
By:	/s/ ANGELO W. LOVALLO, JR.
Angelo W. Lovallo, Jr.
Vice President - Finance & Treasurer
(Principal Financial and Accounting Officer)

Date: December 6, 2013